UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2017

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

133 South WaterSound Parkway, WaterSound, Florida		32461
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	850-231-6400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 8.01 Other Events.

On December 14, 2017, The St. Joe Company and St. Joe Club & Resorts Vacation Rentals, LLC, a wholly owned subsidiary of The St. Joe Company (collectively, the "Company") entered into and consummated an Asset Purchase Agreement (the "Purchase Agreement") with PCR Rentals LLC, a wholly owned subsidiary of 360 Blue, LLC (collectively, the "Purchaser") for the sale of the Company’s short term vacation rental management business (the "Transaction"). The Purchase Agreement contains representations and warranties, confidentiality and indemnification provisions of the type customarily found in these types of transactions. The Company also has a limited right of first refusal on any third party offer to purchase the vacation rental management business that will end upon the earlier of (i) 18 months after the date of the Transaction or (ii) the later of (x) the date of payoff of the Note (as defined below) or (y) nine months after the date of the Transaction.

The Company received proceeds of approximately $9.85 million, less applicable offsets, from the Transaction, consisting of approximately $4.85 million in cash and $5 million in the form of a promissory note secured by certain assets of Purchaser (the "Note"). The Note bears interest at 10% per annum and matures on December 31, 2020, unless it matures earlier upon acceleration, by prepayment or otherwise.

Important Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K may include forward-looking statements, including statements regarding the proceeds of the Transaction. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, the risk that the Company may be required to indemnify Purchaser pursuant to the terms and conditions of the Purchase Agreement, the application of legal or equitable remedies, risks associated with the development generally of the Company’s overall strategic objectives, as well as other factors beyond the Company’s control and the risk factors and other cautionary statements described in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K filed with the Commission on March 2, 2017 as updated by subsequent Quarterly Reports on Form 10-Qs and other current report filings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

December 14, 2017	By:	/s/ Marek Bakun

Name: Marek Bakun
Title: Chief Financial Officer